UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

GREENSKY, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Suite 700 Atlanta, Georgia (Address of principal executive offices)	30342 (Zip Code)

Registrant’s telephone number, including area code: (678) 264-6105

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Class A common stock, $0.01 par value	GSKY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2019, a subsidiary of GreenSky, Inc. (“GreenSky”) entered into an Amended and Restated Loan Origination Agreement and an Amended and Restated Servicing Agreement with Fifth Third Bank, National Association (“Fifth Third”). Among other things, the Amended and Restated Loan Origination Agreement extends Fifth Third’s funding commitment until February 21, 2021, subject to automatic one year extensions thereafter, unless terminated earlier in accordance with the agreement’s terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date: December 30, 2019	By:	/s/ Robert Partlow
	Name:	Robert Partlow
	Title:	Executive Vice President and Chief Financial Officer